EXHIBIT 10.23

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 10, 2015, is made and entered into by and among Retail Opportunity Investments Corp., a Maryland corporation (the “Company”), and certain persons listed on Schedule 1 hereto (such persons, in their capacity as holders of Registrable Securities, the “Holders” and each a “Holder”).

WITNESSETH

WHEREAS, the Operating Partnership of the Company, Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (“ROIP” or Operating Partnership”), and Sternco Center (f/k/a N.E. 20th Street Properties), a Washington General Partnership (collectively, “Owner”) have entered into a Contribution Agreement, dated December 1, 2015 (the “Contribution Agreement”), pursuant to which the Owner contributed the real property and improvements commonly known as Sternco Shopping Center, 14625 N.E. 20th Street, Bellvue, Kings Country, Washington, to Operating Partnership in exchange for operating partnership units of Operating Partnership (such units in the aggregate, the “OP Units”), which such OP Units were distributed to Owner (and Owner transferred to the Holders) and upon presentation for redemption by the Holders in accordance with the provisions of the Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Operating Partnership (the “Partnership Agreement”), may be redeemed for shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the Immediate Family of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the specified Person, or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

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“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed.

“Commission” shall mean the Securities and Exchange Commission and any successor thereto.

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Contribution Agreement” shall have the meaning set forth in the Recitals hereof.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

“Controlling Person” shall have the meaning set forth in Section 5 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“Holder” shall have the meaning set forth in the introductory paragraph hereof.

“OP Units” shall have the meaning set forth in the Recitals hereof.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Registrable Securities” shall mean the Common Stock that may be acquired by the Holders in connection with the exercise by such Holders of the redemption rights associated with the OP Units; provided, however, such Registrable Securities shall cease to be Registrable Securities upon the occurrence of the earliest of the following: (i) the date on which a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and all such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement, (ii) the date on which such Registrable Securities shall have been sold and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale, (iii) the date on which such Registrable Securities become eligible to be publicly sold pursuant to Rule 144 (or any successor provision) under the Securities Act without application of volume registration, or (iv) such Registrable Securities have ceased to be outstanding.

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“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, and all printing expenses, messenger and delivery expenses, and (iii) ) the fees and disbursements of one (1) legal counsel selected by a majority of the Holders, provided such fees shall not exceed $5,000; provided, however, “Registration Expenses” shall not include any out-of-pocket expenses of the Holders (other than legal fees in accordance with subclause (iii) above, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.

“ROIP” shall have the meaning set forth in the Recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

Section 2. Shelf Registrations.

a. Shelf Registration. The Company agrees to file with the Commission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future covering resales of the Registrable Securities (the “Shelf Registration Statement”), such filing to be made (subject to Section 3) on the date that is no later than the earlier of (x) six months after the date on which the OP Units were issued as provided in the Contribution Agreement, and (y) 30 days after the date on which the Company files with the Commission its Annual Report on Form 10-K for the year ended December 31, 2015. Subject to Section 3, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company.

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b. Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities. During the period that the Shelf Registration Statement is effective, the Company shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

Section 3. Black-Out Periods.

Notwithstanding anything herein to the contrary, the Company shall have the right to postpone the filing of a registration statement and the right, exercisable from time to time by delivery of a notice authorized by the Board at such times as the Company in its good faith judgment may reasonably determine is necessary and advisable, to require the Holders not to sell pursuant to a registration statement or similar document under the Securities Act filed pursuant to Section 2 or to suspend the use or effectiveness thereof at the time of the delivery of such notice (i) it has determined that the use of any registration statement or similar document under the Securities Act filed pursuant to Section 2 would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, (ii) all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or (iii) the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Securities Act or (iv) the Company is not eligible to use Form S-3 for purposes of registering the resale of the Registrable Securities. The Company, as soon as practicable, shall (i) give the Holders prompt written notice in the event that the Company has suspended sales of Registrable Securities pursuant to this Section 3, (ii) give the Holders prompt written notice of the termination of such suspension of sales of the Registrable Securities and (iii) promptly file any amendment or reports necessary for any registration statement or prospectus of the Holders in connection with the completion of such event.

Each Holder agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the notice of completion of such event.

Section 4. Registration Procedures.

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a. In connection with the filing of any registration statement as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i) prepare and file with the Commission the requisite registration statement (including a prospectus therein and any supplement thereto) to effect such registration and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to counsel for the sellers of Registrable Securities covered by such registration statement and provide reasonable time for such sellers and their counsel to comment upon such documents if so requested by a Holder;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

(iii) furnish to each Holder of the Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such registration statement by reference), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request;

(iv) register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders and the underwriters of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(v) immediately notify the Holders at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

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(vi) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, as further agreed to in Section 6 hereof;

(vii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least three (3) Business Days prior to any sale of Registrable Securities;

(ix) list all Registrable Securities covered by such registration statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission;

(x) in connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least three (3) Business Days prior to any sale of Registrable Securities;

(xi) notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed;

(xii) notify each Holder of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information; and

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(xiii) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

b. In connection with the filing of any registration statement covering Registrable Securities and as a condition to Holder’s participation in the registration, each Holder shall furnish in writing to the Company such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 4(a)(xiii), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiii); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 4(a)(xiii), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiii).

Section 5. Indemnification.

a. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its partners, officers, directors, employees, agents and representatives, and each Person (a “Controlling Person”), if any, who controls such Holder (within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Holder for any reasonable legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such controlling Person and shall survive the transfer of such securities by the Holders.

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b. Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, each member of the Board, each officer, employee, agent and representative of the Company and each of their respective Controlling Persons, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder regarding such Holder giving such indemnification specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, representative or Controlling Person and shall survive the transfer of such securities by any Holder. The obligation of a Holder to indemnify will be several and not joint among the Holders of Registrable Securities and the liability of each such Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

c. Notices of Claims, etc. Promptly as reasonably practicable after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

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d. Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section(c)(c), the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified Party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such judgment or settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

e. Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations.

No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation, and the liability for contribution of each Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

Section 6. Covenants Relating To Rule 144. At such times as the Company becomes obligated to file reports in compliance with either Section 13 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission.

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Section 7. Miscellaneous.

a. Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act. Notwithstanding the foregoing, the obligations of the parties under Section 5 and paragraphs (d), (e) and (g) of this Section 7 shall survive the termination of this Agreement.

b. Expenses. All Registration Expenses incurred in connection with any Shelf Registration under Section 2 shall be borne by the Company, whether or not any registration statement related thereto becomes effective.

c. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

d. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

e. Prior Agreement; Construction; Entire Agreement. This Agreement, including the exhibits and other documents referred to herein (which form a part hereof), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties except the Aquisition Agreement, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof.

f. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service or by telecopier and shall be deemed given when so delivered by hand or, if mailed, three (3) Business Days after mailing (one Business Day in the case of express mail or overnight courier service), addressed as follows:

If to the Holders:	To each address indicated for the Holders in Schedule 1 hereto.

If to the Company:	Retail Opportunity Investments Corp.
8905 Towne Centre Drive, Suite 108
San Diego, CA 92122
Attn: Chief Financial Officer

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g. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of Holders of a majority of the then outstanding Registrable Securities. Notwithstanding anything to the contrary contained in the Partnership Agreement, the Holders each may assign their rights under this Agreement upon the assignment of their OP Units, subject to the approval of the Operating Partnership, which approval shall not be unreasonably withheld.

h. Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

i. Amendments And Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Securities. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

j. Interpretation; Absence Of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

k. Severability. If any provision of this Agreement shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

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l. Specific Performance; Other Rights. The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.

m. Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

n. No Waiver. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

RETAIL OPPORTUNITY INVESTMENTS CORP.,

a Maryland corporation

By: /s/ Michael B. Haines

Name: Michael B. Haines

Title:   Chief Financial Officer

[signatures continue on the following page]

Registration Rights Agreement

HOLDERS:

ACSW, LLC, a Washington limited liability company

By: /s/ Allan Sternoff

Name: Allan Sternoff

Title: Member

ELLEN BURT LLC, a Washington limited liability company

By: /s/ Burton Sternoff

Name: Burton Sternoff

Title: Member

By: /s/ Jay Sternoff

Name: Jay Sternoff

Title: Holder

By: /s/ Nancy Sternoff

Name: Nancy Sternoff

Title: Holder

By: /s/ Richard Sternoff

Name: Richard Sternoff

Title: Holder

Registration Rights Agreement

Schedule 1

THE HOLDERS

List of holders of the OP Units:

Name of the Holder	Number and type of OP Units Held	Address of the Holder
ACSW, LLC	705,947 (SC Redeemable OP Units)	4437 Lake Washington Blvd. NE # 101 Kirkland, WA 98033
Ellen Burt LLC	705,947 (SC Redeemable OP Units)	3864 W. Mercer Way Mercer Island, WA 98040
Jay Sternoff	70,595 (SC Redeemable OP Units) 94,126 (SC Limited Participation OP Units) 305,911 (OP Units)	22440 NE Union Hill Road Redmond, WA 98053
Nancy Sternoff	282,379 (SC Redeemable OP Units) 188,253 (SC Limited Participation OP Units)	1 Grand Army Plaza #11a Brooklyn, NY 11238
Richard Sternoff	181,615 (SC Redeemable OP Units) 289,017 (OP Units)	5320 Lansdowne Lane Mercer Island, WA 98040